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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.


         This Certificate of Limited Partnership of BRL Universal Equipment 2001 A, L.P. (the "Partnership"), dated as of January 18, 2001, is being duly executed and filed by the incorporator and attorney for BRL Universal Equipment Management, Inc., in its capacity as general partner of the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101, et seq.).

         1. Name. The name of the limited partnership formed hereby is BRL Universal Equipment 2001 A, L.P.

         2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of the Partnership's registered agent at such address is The Corporation Trust Company.

         3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801.

         4. General Partner. The name and the business address of the sole general partner of the Partnership is BRL Universal Equipment Management, Inc., 2911 Turtle Creek Blvd., Suite 1240, Dallas, Texas 75219.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of BRL Universal Equipment 2001 A, L.P. as of the date first above written.

                                    GENERAL PARTNER:

                                    BRL UNIVERSAL EQUIPMENT MANAGEMENT, INC.
                                    a Delaware corporation


                                    By: /s/ ROBERT R. VEACH, JR.
                                    --------------------------------------------
                                            Robert R. Veach, Jr., Incorporator